Exhibit 10.1

ACCORDION INCREASE AND LENDER JOINDER AGREEMENT
(With Amendment to Section 2.14 of Credit Agreement)

DATE:		October 12, 2016
PARTIES:	Borrower:	COLE REAL ESTATE INCOME STRATEGY (DAILY NAV) OPERATING PARTNERSHIP, LP, a Delaware limited partnership
	Administrative Agent for the Lenders:	JPMORGAN CHASE BANK, N.A.
	Accordion Lenders: New Lender:	Lenders described on the signature pages hereto as “Accordion Lenders” (which includes the New Lender) COMERICA BANK

RECITALS
A.Borrower was originally extended a credit facility ("Loan") in a maximum principal amount not to exceed $125,000,000.00 at any time (subject to potential increases up to an aggregate maximum principal amount of $750,000,000.00) pursuant to that Amended and Restated Credit Agreement dated as of September 12, 2014, among Borrower, Administrative Agent and the Lenders defined therein, as modified by the First Modification Agreement dated June 12, 2015, and as further modified by the Accordion Increase and Lender Joinder Agreement dated June 26, 2015 (as modified, the "Credit Agreement"), and evidenced by the Notes. All undefined capitalized terms used herein shall have the meaning given them in the Credit Agreement. All references to a "Section" shall be to the applicable "Section" in the Credit Agreement, unless stated otherwise.
B.    The Continuing Guaranty dated as of September 12, 2014, from Cole Real Estate Income Strategy (Daily NAV), Inc., a Maryland corporation, and the Subsidiary Guarantors a party thereto (including each counterpart agreement and amendment thereto, the "Guaranty") was delivered to Administrative Agent for the benefit of the Lenders and guarantees the Loan.
C.    Borrower has requested an additional $75,000,000.00 increase in the Facility Amount pursuant to Section 2.14 of the Credit Agreement. The Accordion Lenders are willing to provide the Accordion Increase (as defined below) and the New Lender is willing to become a Lender pursuant to the Credit Agreement.

AGREEMENT
Borrower, Administrative Agent, and Accordion Lenders agree as follows:
SECTION 1.    ACCURACY OF RECITALS.
Borrower acknowledges the accuracy of the Recitals.
SECTION 2.    ACCORDION INCREASE.
2.1    The Borrower, Administrative Agent, and Accordion Lenders agree to a $75,000,000.00 increase in the Facility Amount (the "Accordion Increase") effective on the date of this Agreement to be allocated as follows:

Accordion Lenders	Accordion Increase	Allocation of Accordion Increase to Revolving Commitment	Allocation of Accordion Increase to Term Commitment
JPMorgan Chase Bank, N.A.	$25,000,000.00	$17,000,000.00	$8,000,000.00
U.S. Bank National Association	$25,000,000.00	$17,000,000.00	$8,000,000.00
Comerica Bank	$25,000,000.00	$17,000,000.00	$8,000,000.00
2.2    After giving effect to the Accordion Increase, (a) each Lender's Commitment shall be as set forth in Exhibit A hereto, and (b) the Aggregate Revolving Commitment and Aggregate Term Loan Amount shall be as set forth in Exhibit A hereto. Schedule 2.01 of the Credit Agreement is hereby replaced with Exhibit A.
2.3    The Accordion Increase to the Term Commitment as provided in Section 2.1 above shall be a New Term Loan on the same terms as the other Term Loans under the Credit Agreement. Provided that as of the New Term Loan Advance Date (defined below) there is no Default or Event of Default under any of the Loan Documents and the condition stated in Section 4.02(a) of the Credit Agreement is satisfied, the Accordion Lenders agree to make and shall make, without any action by Borrower other than delivery by Borrower to Administrative Agent of a Committed Loan Notice (which Borrower agrees to provide two (2) Business Days prior to the New Term Loan Advance Date), such New Term Loan to the Borrower in Dollars on November 30, 2016 (the “New Term Loan Advance Date”) in an amount equal to such Accordion Lender’s allocation of the Accordion Increase to Term Commitment set forth above; provided, however, that after giving effect to the borrowing of the such New Term Loan and any prepayments of any Loan on such date, the Total Outstandings, as of the New Term Loan Advance Date, shall not exceed the lesser of (A) the Facility Amount as of the New Term Loan Advance Date, and (B) the Borrowing Base then in effect less all Unsecured Debt other than the Obligations.
2.4    The Administrative Agent and the Accordion Lenders, as the Required Lenders, hereby amend the Credit Agreement by deleting clause (B) in Section 2.14(a) of the Credit Agreement.

2.5    This Agreement shall constitute one of the Loan Documents as that term is defined in the Credit Agreement.
SECTION 3.    JOINDER OF NEW LENDER.
The New Lender agrees that as of the date hereof it will have a Term Commitment and a Revolving Commitment in the amounts set forth for the New Lender in Section 2.1 above. The New Lender shall from and after the date hereof be deemed to be a party to the Credit Agreement and a "Lender" for all purposes under the Credit Agreement and the other Loan Documents, and shall have all the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents as if such New Lender had executed the Credit Agreement.
SECTION 4.    RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL.
The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.
SECTION 5.    BORROWER REPRESENTATIONS AND WARRANTIES.
Borrower represents and warrants to Administrative Agent and Accordion Lenders:
5.1    No Event of Default or Default has occurred and is continuing.
5.2    Since December 31, 2015, there has been no event or circumstance, either individually or in the aggregate, that has had or would have a Material Adverse Effect.
5.3    (A) All representations and warranties made by Borrower and set forth in the Loan Documents are true and correct, in all material respects, on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct, in all material respects, as of such earlier date, provided that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, (B) no Default exists and (C) in the event of a New Term Loan, after giving effect to such New Term Loan, (x) the Total Outstandings do not exceed the Borrowing Base less all Unsecured Debt other than the Obligations, and (y) the Borrower is in compliance, on a pro forma basis, with the financial covenants in Section 7.11 of the Credit Agreement.
5.4    As of the date hereof, Borrower knows of no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents.
5.5    This Agreement and the Loan Documents are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms, subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally and by equitable principles of general application.
5.6    Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Loan Documents. The execution and delivery of this Agreement and the performance of the Loan Documents have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.
SECTION 6.    CONDITIONS PRECEDENT.
The agreements of the Administrative Agent and Accordion Lenders regarding the Accordion Increase shall not be binding upon the Administrative Agent or any of the Accordion Lenders until the Administrative Agent and Accordion Lenders have executed and delivered this Agreement, and Administrative Agent (or Accordion Lenders, where applicable) has received, at Borrower's expense (except with respect to Sections 6.5 and 6.8 below), all of the following, all of which shall be in form and content satisfactory to the Administrative Agent and shall be subject to approval by the Administrative Agent:
6.1    This Agreement fully executed by the Borrower, the Administrative Agent, and Accordion Lenders;
6.2    The attached Consent and Agreement of Guarantor fully executed by the Guarantors;
6.3    An original Term Note in favor of Comerica Bank, a Texas banking corporation;
6.4    An original Revolving Note in favor of Comerica Bank, a Texas banking corporation;
6.5    An Administrative Questionnaire fully executed by the New Lender;
6.6    An opinion of counsel to the Loan Parties acceptable to the Administrative Agent;
6.7    Payment by the Borrower of fees related to the Accordion Increase required under the Amended and Restated Fee Letter dated August 13, 2014 among the Lead Parties (as defined therein) and Borrower, as supplemented by that certain letter agreement dated June 15, 2015, executed by the Lead Parties, Borrower, and U.S. Bank National Association.
6.8    Payment by Accordion Lenders to Administrative Agent for the benefit of the applicable Revolving Lenders an amount equal to its Applicable Percentage of the outstanding principal amount of the Committed Revolving Loans on the date of this Agreement less the outstanding principal amount of such Loans held by such Lender on the date of this Agreement, which payment shall be allocated by Administrative Agent to Revolving Lenders so that after giving effect thereto, each Revolving Lender shall hold its Applicable Percentage of the outstanding principal amount of the Committed Revolving Loans;
6.9    A Responsible Officer Certificate of each Loan Party dated as of the Increase Effective Date certifying as to the matters stated in Section 2.14(e) of the Credit Agreement;
6.10    Such other documents as Administrative Agent may reasonably require relating to the existence and good standing of Borrower, and the authority of any person executing this Agreement or other documents on behalf of Borrower; and
6.11    Payment of all reasonable out-of-pocket external costs and expenses incurred by Administrative Agent in connection with this Agreement (including, without limitation, outside attorneys costs, expenses, and fees).
SECTION 7.    BINDING EFFECT.
This Agreement shall be binding upon and shall inure to the benefit of Borrower, Administrative Agent and the Lenders and their permitted successors and assigns.
SECTION 8.    CHOICE OF LAW.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SECTION 9.    COUNTERPART EXECUTION.
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

[Signature for Borrower is on the following page]

DATED as of the date first above stated.
BORROWER:

COLE REAL ESTATE INCOME STRATEGY (DAILY NAV) OPERATING PARTNERSHIP, LP, a Delaware limited partnership, as Borrower

By:	COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC., a Maryland corporation, its general partner

By:     /s/ Nathan D. DeBacker
Name: Nathan D. DeBacker
Title:     Chief Financial Officer and
Treasurer

[Signatures for Administrative Agent and Accordion Lenders
are on the following pages]

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.,
a national banking association

By: /s/ Ryan M. Dempsey
Name:     Ryan M. Dempsey
Title:    Authorized Officer

ACCORDION LENDERS:

JPMORGAN CHASE BANK, N.A., a national banking association

By:     /s/ Ryan M. Dempsey
Name:    Ryan M. Dempsey
Title:    Authorized Officer

U.S. BANK NATIONAL ASSOCIATION

By:     /s/ Troy Lyscio
Name:     Troy Lyscio
Title:     Sr. Vice President

The New Lender in addition to being an Accordion Lender:

COMERICA BANK, a Texas banking association

By:     /s/ Casey L. Stevenson
Name:     Casey L. Stevenson
Title:     Vice President